SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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[ ]	Definitive Proxy Statement

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[ ]	Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

Ivy High Income Opportunities Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee paid previously with preliminary proxy materials.

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August 1, 2019

DEAR SHAREHOLDER:

The Ivy High Income Opportunities Fund (“Fund”) Annual Shareholder Meeting is scheduled to be held on August 30, 2019. Our records indicate that you have not yet voted your shares.

SHAREHOLDER PROPOSAL:

In addition to electing Trustees (Proposal 1), a shareholder activist has submitted a proposal arguing that your Board should be declassified, so that all of your Trustees would be elected on an annual basis.

Your Board has looked at the proposal closely and has UNANIMOUSLY determined that the shareholder proposal is NOT in the best interests of the Fund and its shareholders. Your Board believes that its current classified Board structure helps protect your Fund and its shareholders from undue influence by closed-end fund activists whose agendas could harm the interests of long-term shareholders.

Your Board of Trustees UNANIMOUSLY recommends that all shareholders vote FOR your Fund’s nominees and AGAINST the shareholder proposal.

VOTE PARTICIPATION IS CRITICAL:

In order to defeat the shareholder proposal, it is critical that ALL shareholders vote. Please take advantage of your right to vote and support your Board and management team by signing, dating and mailing your WHITE proxy card in the enclosed prepaid envelope, or follow the instructions below to vote with a proxy representative, by internet or by telephone.

To date, your fellow retail shareholders who have already voted are voting overwhelmingly AGAINST the shareholder proposal. Please join your fellow shareholders and vote your shares as soon as possible.

Sincerely,

JENNIFER K. DULSKI
SECRETARY OF THE FUND

Four Convenient Voting Methods to Cast Your Vote

1. Vote by Phone with a Representative: You may vote by telephone by calling toll-free: 1-833-892-6625. Representatives are available Monday through Friday 9 a.m. to 5 p.m. Eastern time.

2. Vote by Touch-Tone Phone: You may vote by telephone using an automated system by calling the toll-free number found on the enclosed card(s) and following the instructions.

3. Vote Online: You may vote by visiting the web address located on the enclosed card(s) and following the instructions.

4. Vote by Mail: You may vote by signing, dating and mailing the enclosed card(s) in the enclosed prepaid return envelope.

IVH‐R2/19

Important Information Regarding Your Clients’ Investment in Ivy High Income Opportunities Fund SHAREHOLDER VOTES NEEDED

DEAR FINANCIAL ADVISOR:

Your clients who have an investment in Ivy High Income Opportunities Fund recently received proxy material in the mail or by e-delivery. They are being asked to consider and vote on Election of Trustees and a shareholder proposal to declassify the Board, before the Annual Meeting scheduled for August 30, 2019.

We are making you aware that we are actively soliciting shareholders to encourage vote participation and to make them aware that the Fund’s Board has UNANIMOUSLY recommended a vote FOR all nominees and AGAINST the shareholder proposal. Our proxy solicitor, Di Costa Partners, will mail multiple communications to shareholders, as well as initiate telephone calls to shareholders, to help inform and educate shareholders and ask for their proxy vote. If your clients contact you, please recommend that they vote their shares.

Managed Broker Accounts:

If you have authority to vote on behalf of your client, please review the attached proxy statement and vote your clients’ shares through your standard internal voting process.

If you have any questions regarding the proxy process, please call Di Costa Partners at 1-914-606-1304.

We appreciate your efforts in encouraging your client’s participation.

Sincerely,

JENNIFER K. DULSKI
SECRETARY OF THE FUND

IVH‐FA/19